Exhibit 1.1

SENSEONICS HOLDINGS, INC.

(a Delaware corporation)

29,078,014 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated:  May 25, 2017

SENSEONICS HOLDINGS, INCORPORATED

(a Delaware corporation)

29,078,014 Shares of Common Stock

UNDERWRITING AGREEMENT

May 25, 2017

Leerink Partners LLC
299 Park Avenue, 21st Floor

New York, NY 10171

Ladies and Gentlemen:

Senseonics Holdings, Inc., a Delaware corporation (the “Company”), confirms its agreement with Leerink Partners LLC (the “Underwriter”) with respect to (i) the sale by the Company and the purchase by the Underwriter of 29,078,014 shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”), as set forth in Section 2(a) hereto.  The aforesaid 29,078,014 shares of Common Stock to be purchased by the Underwriter are herein called, collectively, the “Securities.”

The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a  shelf registration statement on Form S-3 (No. 333-217122), which contains a form of prospectus (the “Base Prospectus”), covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A, 430B or 430C (collectively, “Rule 430”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations.  The information included or incorporated by reference in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430 is herein called the “Rule 430 Information.”  Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including all documents incorporated or deemed to be incorporated by reference therein and the Rule 430 Information, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof (the “Final Prospectus Supplement”), together with the Base

Prospectus, in the form first used by the Underwriter to confirm sales of the Securities or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the 1933 Act. For purposes of this Agreement: all references to the Registration Statement, any preliminary prospectus, the Base Prospectus, the Final Prospectus Supplement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”); all references to the Registration Statement, any preliminary prospectus, the Base Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus, the Base Prospectus or the Prospectus, as the case may be; and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus, the Base Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) that are deemed to be incorporated by reference therein.

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Base Prospectus, the General Disclosure Package (as defined below) or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Base Prospectus, the General Disclosure Package or the Prospectus, as the case may be; and all reference in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Base Prospectus, the General Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Base Prospectus, the General Disclosure Package or the Prospectus, as the case may be.

As used in this Agreement:

“Applicable Time” means 5:30 P.M., New York City time, on May 25, 2017 or such other time as agreed by the Company and the Underwriter.

“General Disclosure Package” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time and the information included in Section 2(a) hereto, considered together.

On the date hereof, the business of the Company is conducted through its wholly-owned subsidiary, Senseonics, Incorporated, a Delaware corporation (“Senseonics”).

SECTION 1.         Representations and Warranties.

(a)                                 Representations and Warranties by the Company and Senseonics.  In this Section 1, reference to the Company’s knowledge, belief or awareness shall mean the knowledge, belief or awareness of each of the Company and Senseonics. Each of the Company and Senseonics represent, warrant and covenant, jointly and severally, to the Underwriter, as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agree with the Underwriter, as follows:

(i)                                     Registration Statement and Prospectuses.  Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission.  The Company has complied with each request (if any) from the Commission for additional information. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the 1933 Act. The Company meets the requirements for use of Form S-3 under the 1933 Act.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus (if any), the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus (if any) delivered to the Underwriter for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)                                  Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The General Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information under the heading “Underwriting-Electronic Distribution” contained in the Prospectus (the “Underwriter Information”).

(iii)                               No Free Writing Prospectuses. The Company represents and warrants to the Underwriter that neither it nor any of its agents or representatives has used any written communications that would constitute a “free writing prospectus” (as defined in Rule 405 under the 1933 Act) relating to the Securities.

(iv)                              Emerging Growth Company Status.  From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(v)                                 Independent Accountants.  Ernst & Young LLP (“E&Y”) and PricewaterhouseCoopers LLP (“PwC” and together with E&Y, the “Independent Accountants”), the accountants who certified the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(vi)                              Incorporated Documents. The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they were filed with the Commission complied in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the 1934 Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii)                           Financial Statements; Non-GAAP Financial Measures.  The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and Senseonics at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and Senseonics for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except, in the case of unaudited financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission.  The selected financial data incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(viii)                        No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and Senseonics, considered as one entity, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company and Senseonics, considered as one entity, other than those in the ordinary course of business, which are material, individually or in the aggregate, to the Company and Senseonics, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or Senseonics on any class of its capital stock.

(ix)                              Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(x)                                 Subsidiaries. The Company has one subsidiary (as defined in Rule 405 under the 1933 Act. Such subsidiary, Senseonics, has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Senseonics is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding capital stock or other equity or ownership interests of Senseonics has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Exhibit 21 to the Company’s Annual Report.

(xi)                              Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus, pursuant to the exercise of convertible securities,  options or warrants referred to in the Registration Statement, the General Disclosure Package and the Prospectus.  The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of capital stock of the Company or Senseonics were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii)                           Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and Senseonics.

(xiii)                        Authorization and Description of Securities.  The Securities to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.  The Common Stock conforms, in all material respects, to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same.  No holder of Securities will be subject to personal liability solely by reason of being such a holder.

(xiv)                       Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company or Senseonics under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been validly waived.

(xv)                          Listing. The Securities have been approved for listing on the NYSE-MKT, subject only to official notice of issuance.

(xvi)                       Absence of Violations, Defaults and Conflicts.  Neither the Company nor Senseonics is (A) in violation of its charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or Senseonics is a party or by which any one of them may be bound or to which any of their respective properties or assets are subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or Senseonics or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company and Senseonics with their respective obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or Senseonics pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or Senseonics or, except as would not be reasonably expected to result in a Material Adverse Effect and adversely affect the consummation of the transactions contemplated in this Agreement, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or Senseonics.

(xvii)                    Absence of Labor Dispute.  No labor dispute with the employees of the Company or Senseonics exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, collaborators, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xviii)                 Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, any action, suit, proceeding, inquiry or investigation before or brought by the Food and Drug Administration (the “FDA”), the European Commission, the European Medicines Agency or any other competent authorities of the Member States of the European Economic Area (collectively, the “EMA”) or any other Health Regulatory Agency (as defined below)) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or Senseonics, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect its properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company or Senseonics of their respective obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or Senseonics is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xix)                       Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described in all material respects and filed as required.

(xx)                          Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or Senseonics of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE-MKT, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxi)                       Possession of Licenses and Permits.  The Company and Senseonics possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct their respective businesses now operated by each of them, except where the failure so to possess would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect.  The Company and Senseonics are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect.  Neither the Company nor Senseonics have received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to result in a Material Adverse Effect.

(xxii)                    Title to Property.  The Company and Senseonics have good and marketable title to all real property owned and good title to all other properties owned, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, if title were so encumbered, be reasonably expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company or Senseonics, and under which the Company and Senseonics hold properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor Senseonics have received notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or Senseonics under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or Senseonics to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii)                 Possession of Intellectual Property.  The Company and Senseonics own or possess, or they believe they can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by each of them, and neither the Company nor Senseonics has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or is aware of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or Senseonics therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxiv)                Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (A) neither the Company nor Senseonics is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of hazardous chemicals, pollutants, contaminants, hazardous wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or toxic mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and Senseonics have all permits, authorizations and approvals required under any applicable Environmental Laws for the operation of their respective businesses and are in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or Senseonics, and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or Senseonics relating to Hazardous Materials or any Environmental Laws.

(xxv)                   Accounting Controls.  The Company and Senseonics maintain a system of internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of each of the Company’s and Senseonics’ most recent audited fiscal year, there has been (1) no material weakness in the Company’s or Senseonics’ internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s or Senseonics’ internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s or Senseonics’ internal control over financial reporting.

(xxvi)                eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxvii)             Compliance with the Sarbanes-Oxley Act.  The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to the Company and its directors and officers.

(xxviii)          Payment of Taxes.  All United States federal income tax returns of the Company and Senseonics required by law to be filed have been filed and all material taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2016 have been settled and no assessment in connection therewith has been made against the Company. The Company and Senseonics have filed all other tax returns that are required to have been filed by any of them or have timely requested extensions thereof pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not be reasonably expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or Senseonics, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or Senseonics and except where failure to pay such taxes would not be reasonably expected to result in a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company or Senseonics in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not be reasonably expected to result in a Material Adverse Effect.

(xxix)                Insurance.  The Company and Senseonics each carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute and comparable size engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or Senseonics will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be reasonably expected to result in a Material Adverse Effect.  Neither the Company nor Senseonics has been denied any insurance coverage which it has sought or for which it has applied.

(xxx)                   Investment Company Act.  Neither the Company nor Senseonics is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi)                Absence of Manipulation.  None of the Company, Senseonics or any affiliate of the Company has taken, nor will the Company, Senseonics or any affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxii)             Foreign Corrupt Practices Act.  Neither the Company nor Senseonics nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or Senseonics is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the United Kingdom Bribery Act 2010, as amended (the “U.K. Bribery Act”) or any other applicable comparable law (all such laws together with the FCPA and the U.K. Bribery Act, the “Anti-Corruption Laws”), including, without limitation, making an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any political party or official thereof or any candidate for political office, in contravention of the Anti-Corruption Laws and the Company and Senseonics and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiii)          Money Laundering Laws.  The operations of the Company and Senseonics are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or Senseonics with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiv)         OFAC.  Neither the Company nor Senseonics nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or Senseonics is an individual or entity (“Person”) currently the subject or target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor are the Company or Senseonics located, organized or resident in a country or territory that is the subject of Sanctions; and the Company and Senseonics will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of  Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxv)            Lending Relationship. (i)  Neither the Company nor Senseonics have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) the Company does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of the Underwriter.

(xxxvi)         Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxvii)      No Rated Securities.  Neither the Company nor Senseonics have any debt securities or preferred shares that are rated by any “nationally recognized statistical rating agency” (as that term is defined in Section 3(a)(62) of the 1934 Act).

(xxxviii)   Health Care Authorizations.  The Company and Senseonics have submitted and possess, or qualifies for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto (collectively, “Health Care Authorizations”) issued or required by the appropriate local, state, federal, national, supranational or other foreign regulatory agencies or bodies (collectively, “Health Regulatory Agencies”) necessary to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, including, without limitation, all such Health Care Authorizations required by the FDA, the Department of Health and Human Services, the European Commission, the EMA or any other Health Regulatory Agencies engaged in the regulation of medical devices, except as would not be reasonably expected to result in a Material Adverse Effect. Neither the Company nor Senseonics have received any notice of proceedings, or have any knowledge of any threatened proceedings, relating to the revocation or modification of, or non-compliance with, any such Health Care Authorization, except where such revocation, modification or non-compliance would not result in a Material Adverse Effect.

(xxxix)         Compliance with Health Care Laws.  The Company and Senseonics are, and have been, in compliance with all applicable Health Care Laws, and have not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid or any other state, federal or national health care program, except where such noncompliance, false claims liability or civil penalties would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.  For purposes of this Agreement, “Health Care Laws” means all health care laws applicable to the Company, including, but not limited to:  the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), any and all other applicable comparable local, state, federal, national, supranational and foreign health care laws and the regulations promulgated pursuant to such laws, each as amended from time to time. Neither the Company nor Senseonics have received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the knowledge of the Company or Senseonics, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor Senseonics have received any written notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the FDA, the European Commission, the EMA or any other Health Regulatory Agencies, or any other court or arbitrator, alleging or asserting material noncompliance with the Health Care Laws. Neither the Company nor Senseonics are a party to and has no ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company nor Senseonics nor, to the knowledge of the Company, any of its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human research study or trial or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(xl)                                    Research Studies and Trials. (A) The research studies and trials conducted by or, to the Company’s knowledge, on behalf of, or sponsored by, the Company or Senseonics, or in which the Company or Senseonics have participated, that are described in the Registration Statement, the General Disclosure Package or the Prospectus, or the results of which are referred to in the Registration Statement, the General Disclosure Package or the Prospectus, as applicable, were and, if still pending, are being, conducted in all material respects in accordance with applicable experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company or Senseonics and all applicable statutes, rules and regulations of the FDA, the European Commission, the EMA and any other Health Regulatory Agencies to which it is subject; (B) the descriptions of the results of such studies and trials contained in the Registration Statement, the General Disclosure Package or the Prospectus do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading; (C) the Company and Senseonics have no knowledge of any research studies or trials not described in the Disclosure Package and the Prospectus the results of which reasonably call into question in any material respect the results of the research studies and trials described in the Registration Statement, the General Disclosure Package or Prospectus; (D) neither the Company nor Senseonics have received any notices or correspondence from the FDA, the European Commission, the EMA or any Health Regulatory Agency or any institutional review board or comparable authority requiring or threatening the premature termination, suspension, material modification or clinical hold of any research studies or trials conducted by or on behalf of, or sponsored by, the Company or Senseonics or in which the Company or Senseonics have participated that are described in the Registration Statement, the General Disclosure Package or the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for the same; and (E) there has not been any violation of applicable law or regulation by the Company or Senseonics in any of their product development efforts, submissions or reports to the FDA, the European Commission, the EMA or any other Health Regulatory Agency that could reasonably be expected to require investigation, corrective action or result in enforcement action, except where such violation would not, singly or in the aggregate, result in a Material Adverse Effect.

(xli)                           Health Care Products Manufacturing.  The manufacture of the Company’s or Senseonics’ products by or, to the knowledge of the Company, on behalf of the Company or Senseonics is being conducted in compliance with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 CFR Part 820, and, to the extent applicable, the respective counterparts thereof promulgated by the European Commission, the EMA or other Health Regulatory Agencies.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor Senseonics have had any manufacturing site (whether owned by the Company or Senseonics or, to the knowledge of the Company, that of a third party manufacturer for the Company’s or Senseonics’ products) subject to an FDA, European Commission, EMA or other Health Regulatory Agency shutdown or import or export prohibition, nor received any FDA, European Commission, EMA or other Health Regulatory Agency “warning letters,” or “untitled letters” alleging or asserting material noncompliance with any applicable Health Care Laws, requests to make material changes to the Company’s or Senseonics’ products, processes or operations, or similar correspondence or notice from the FDA, the European Commission, the EMA or other Health Regulatory Agency alleging or asserting material noncompliance with any applicable Health Care Laws, other than those that have been satisfactorily addressed and/or closed with the FDA, the European Commission, the EMA or other Health Regulatory Agency. To the knowledge of the Company, none of the FDA, the European Commission, the EMA or any other Health Regulatory Agency is considering such action.

(b)                                 Officer’s Certificates.  Any certificate signed by any officer of the Company or Senseonics delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company (and not by such officer in his or her personal capacity) to the Underwriter as to the matters covered thereby.

SECTION 2.                            Sale and Delivery to the Underwriter; Closing.

(a)                                 Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, 29,078,014 Securities for an aggregate purchase price of $40,999,999.74. In connection with the offering, the Company agrees to pay to the Underwriter a fee of $300,000 at the Closing Time (the “Underwriter’s Fee”).

(b)                                 Payment.  Payment of the purchase price for, and delivery of certificates or security entitlements for, the Securities and the Underwriter’s Fee shall be made at the offices of Covington &

Burling LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company after deduction of the Underwriter’s Fee by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter of certificates or security entitlements for the Securities to be purchased by them.

SECTION 3.                            Covenants of the Company and Senseonics.  Each of the Company and Senseonics covenants with the Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430, and will notify the Underwriter as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will use reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b)                                 Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriter notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall reasonably object.  The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will provide the Underwriter a reasonable opportunity to comment thereon; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities.

(c)                                  Delivery of Registration Statements.  To the extent not available on EDGAR, the Company has delivered or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and, if requested in writing, signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for the Underwriter.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus (if any) as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented), or documents incorporated by reference therein, as the Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto or documents incorporated by reference therein furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)                                   Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)                                  Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)                                 Listing.  The Company will use its reasonable best efforts to effect and maintain the listing of the Common Stock (including the Securities) on the NYSE-MKT.

(i)                                     Reporting Requirements.  The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(j)                                    No Free Writing Prospectuses.  The Company agrees with the Underwriter that it will not use any written communications that would constitute a “free writing prospectus” (as defined in Rule 405 under the 1933 Act) relating to the Securities.

(k)                                 Emerging Growth Company Status. The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of completion of the distribution of the Securities within the meaning of the 1933 Act.

SECTION 4.                            Payment of Expenses.

(a)                                 Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of copies of each preliminary prospectus and the Prospectus and any amendments or supplements thereto and the reasonable costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, in each case, in connection with the offer and sale of the Securities, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto in an amount not to exceed $2,500, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, reasonable and documented fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives of the Company (which, for the avoidance of doubt, does not include the Underwriter or its representatives for the purpose of this Section 4(a)(vii)) and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered or used in connection with the road show (it being understood that the other 50% of such aircraft or transportation cost shall be the responsibility of the Underwriter), (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriter in connection with, the review by FINRA of the terms of the sale of the Securities in an amount not to exceed $22,000, (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE-MKT and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriter caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) hereof, the Company shall reimburse the Underwriter for its reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriter.

SECTION 5.                            Conditions of Underwriter’s Obligations.  The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and Senseonics contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company and Senseonics of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement; Rule 430 Information.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission; and the Company has complied with each request (if any) from the Commission for additional information.  A prospectus containing the Rule 430 Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430.

(b)                                 Opinion of Counsel for the Company and Senseonics.  At the Closing Time, the Underwriter shall have received the favorable opinion and negative assurance letter, each dated the Closing Time, of Cooley LLP, counsel for the Company and Senseonics, in form and substance reasonably satisfactory to counsel for the Underwriter.

(c)                                  Opinion of Intellectual Property Counsel for the Company and Senseonics.  At the Closing Time, the Underwriter shall have received the opinion, dated the Closing Time, of Rothwell, Figg, Ernst & Manbeck, p.c., intellectual property counsel for the Company and Senseonics, in form and substance reasonably satisfactory to counsel for the Underwriter.

(d)                                 Opinion of Counsel for the Underwriter.  At the Closing Time, the Underwriter shall have received the favorable opinion, dated the Closing Time, of Covington & Burling LLP, counsel for the Underwriter.

(e)                                  Officers’ Certificate of the Company.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Underwriter shall have received a certificate of the Chief Executive Officer or the President of the Company and of the Chief Financial Officer or chief accounting officer of the Company, in their respective capacities as such officers only, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.

(f)                                   Officers’ Certificate of Senseonics. The Underwriter shall have received a certificate of the Chief Executive Officer of the President of Senseonics and of the Chief Financial Officer or chief accounting officer of Senseonics, in their respective capacities as such officers only, dated the Closing Time, to the effect that (i) the representations and warranties of Senseonics in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (ii) Senseonics has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(g)                                  Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Underwriter shall have received from each of the Independent Accountants a letter, dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)                                 Bring-down Comfort Letter.  At the Closing Time, the Underwriter shall have received from each of the Independent Accountants a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i)                               CFO Certificate.  On the date of this Agreement and on the Closing Date, as the case may be, the Company shall have furnished to the Underwriter a certificate, dated the respective dates of delivery thereof and addressed to the Underwriter, of its Chief Financial Officer with respect to certain financial data contained in the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriter.

(j)                              No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k)                           Lock-up Agreements.  At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule A hereto.

(l)                                     Prospective Purchasers. Neither of the prospective purchasers referenced in the Prospectus as Roche Finance Ltd. and funds affiliated with New Enterprise Associates (the “Prospective Purchasers”) shall have indicated their intent not to accept and pay the public offering price to the Underwriter for the shares that the Prospective Purchasers had previously indicated their intention to purchase.

(m)                             Additional Documents.  At the Closing Time counsel for the Underwriter shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(n)                                 Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6.                            Indemnification.

(a)                                 Indemnification of the Underwriter.  The Company and Senseonics, jointly and severally, agree to indemnify and hold harmless the Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430 Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

(iv)                              against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising as a result of the failure by the Prospective Purchasers to accept and pay, at or prior to the Closing Time, the public offering price to the Underwriter for the shares that they had previously indicated their intention to purchase;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430 Information, the General Disclosure Package, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials in reliance upon and in conformity with the Underwriter Information.

(b)                                 Indemnification of Company, Directors and Officers.  The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430 Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties (and only to the extent of reasonable and documented fees and expenses of such counsel) in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.                            Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses reasonably incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total amount of the Underwriter’s Fee received by the Underwriter, on the other hand, in each case as described on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the Underwriter’s Fee.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8.                            Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or Senseonics submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.                            Termination of Agreement.

(l)                                     Termination.  The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Underwriter, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE-MKT, or (iv) if trading generally on the NYSE-MKT or the New York Stock Exchange or in the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(m)                             Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10.                     Reserved.

SECTION 11.                     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriter shall be directed to Leerink Partners LLC at 299 Park Avenue, New York, New York 10071, attention of Jack Fitzgerald (facsimile: (617) 918-4664); notices to the Company or Senseonics shall be directed to it at Senseonics Holdings, Inc., 20451 Seneca Meadows Parkway, Germantown, Maryland 20876, attention of Chief Financial Officer, with a copy to Cooley LLP, 11951 Freedom Drive, Reston, VA 20190, attention of Christian E. Plaza.

SECTION 12.                     No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts, commissions or fees, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13.                     Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.                     Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15.                     GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16.                     Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17.                     TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19.                     Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and Senseonics a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter and the Company in accordance with its terms.

Very truly yours,

SENSEONICS HOLDINGS, INC.

		By	/s/ R. Don Elsey
Name: R. Don Elsey
Title: Chief Financial Officer

SENSEONICS, INCORPORATED

		By	/s/ R. Don Elsey
Name: R. Don Elsey
Title: Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

LEERINK PARTNERS LLC
By	/s/ J. Eric Anderson
Authorized Signatory

SCHEDULE A

List of Persons and Entities Subject to Lock-up

Timothy T. Goodnow, Ph.D.

R. Don Elsey

Mukul Jain, Ph.D.

Mirasol Panlilio

Lynne Kelley, M.D., FACS

Mike Gill

Stephen P. DeFalco

M. James Barrett, Ph.D.

Steven Edelman, M.D.

Edward J. Fiorentino

Peter Justin Klein, M.D., J.D.

Douglas S. Prince

Douglas A. Roeder

Entities affiliated with New Enterprise Associates, Inc.

Entities affiliated with Delphi Ventures

Sch A

Exhibit A

Form of lock-up pursuant to Section 5(l)

, 2017

Leerink Partners LLC

as Representative of the several Underwriters

c/o
Leerink Partners LLC
299 Park Avenue, 21st Floor

New York, NY 10171

Re:                             Proposed Public Offering by Senseonics Holdings, Inc.

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of Senseonics Holdings, Inc., a Delaware corporation (the “Company”), understands that Leerink Partners LLC (“Leerink”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares (the “Offering”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  In recognition of the benefit the Offering will confer upon the undersigned as a stockholder and, if applicable, an officer and/or director, of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Leerink, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may, transfer the Lock-Up Securities, without the prior written consent of Leerink:

(a) provided that (1) Leerink receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) with respect to clauses (i) through (v) below, such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

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(i)             as a bona fide gift or gifts or for bona fide estate planning purposes; or

(ii)          by will or intestate succession upon the death of the undersigned; or

(iii)       to any trust or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), or if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the undersigned; or

(iv)      as a distribution to limited partners, general partners, limited liability company members or stockholders of the undersigned; or

(v)         to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(vi)      by operation of law, including pursuant to a domestic order, a negotiated divorce settlement or other court order; provided that to the extent a filing under the Exchange Act, if any, is required by or on behalf of the undersigned, such filing shall indicate that the filing relates to the circumstances described in this clause (vi); or

(b)                                 exercise any option or warrant for cash or transfer Lock-Up Securities to the Company upon a vesting event of the Company’s securities, pursuant to arrangements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares or upon the exercise or conversion of options or warrants to purchase the Company’s securities, in each case, on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, provided that (1) any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described above and (B) no Lock-Up Securities were sold by the undersigned and (2) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-Up Period; or

(c)                                  convert shares of preferred stock of the Company into shares of Common Stock of the Company, provided that any shares of Common Stock received upon such conversion remain subject to the terms of this lock-up agreement; or

(d)                                 transfer Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Lock-Up Securities involving a change of control of the Company approved by the Company’s board of directors, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement. For purposes of this lock-up agreement, “change of control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned (A) on the open market following the Offering, and (B) except in the case of an officer or director of the Company, in the Offering, whether or not issuer directed, if and only if (i) such sales are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with

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Section 16 of the Exchange Act during the Lock-Up Period, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

In addition, the restrictions on transfer and disposition of the Lock-Up Securities during the Lock-Up Period shall not apply to the repurchase of Lock-Up Securities by the Company in connection with the termination of the undersigned’s employment or other service with the Company, provided that to the extent a filing under the Exchange Act, if any, is required by or on behalf of the undersigned, such filing shall indicate that the disposition of Lock-Up Securities was made back to the Company in connection with the undersigned’s employment termination.

Nothing in this lock-up agreement shall preclude the establishment of a new trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act; provided, that (i) no public report or filing under Section 16 of the Exchange Act shall be required during the Lock-Up Period, (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment of such plan during the Lock-Up Period and (iii) no sales are made during the Lock-Up Period pursuant to such plan.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions. This lock-up agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder upon the earliest to occur, if any, of (a) July 31, 2017, in the event that the Underwriting Agreement has not been executed by such date (provided, that the Company may by written notice to the undersigned prior to July 31, 2017 extend such date for a period of up to an additional three months), (b) the date the Company notifies Leerink in writing prior to the date of execution of the Underwriting Agreement that it does not intend to proceed with the Offering or (c) the date the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder.

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Very truly yours,

Name of Entity (if applicable):

Signature:

Print Name:

Title (if signing for entity):

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